EXHIBIT 10g


                               SUNBEAM BONUS PLAN

ELIGIBILITY: All exempt and non-exempt salaried employees. Note: "hourly" production workers, Operating Committee members and certain other executives are not eligible to participate. Additionally, any employee hired after October 1 will not be eligible until the following year.

PLAN DESIGN: 1. Each fiscal year, the Operating Committee will establish a minimum level of acceptable performance, below which the Bonus Pool will be zero. Performance of the corporation will be expressed in terms of Earnings Per Share (EPS).

             2. All payouts under the Plan as well as Plan parameters are fully discretionary and any payments under the Plan must be authorized by the Operating Committee.

             3. All payments will be in cash, paid during the first quarter following the end of the fiscal year, to all eligible participants actively employed at the time of the payment.

TARGET BONUS

POOL: The target bonus pool will be the sum total of each participant's target bonus amount. The actual earned bonus pool will be determined at fiscal year end by comparing actual financial performance to targeted performance as determined by the Corporate Business Plan. No bonuses will be paid if the Company fails to reach its minimum objectives.

TARGET PAYOUTS:   EXEMPT - a percentage of base earnings

                  NON-EXEMPT - a flat dollar amount (prorated for partial -year service)

PAYOUT
PARAMETERS:                1. below minimum performance standard = 0
                                            payout
                           2. target minimum payout threshold = 75% of target
                           3. target maximum payout limit = 200% of target

                           Individual Payouts

                           1. four (4) quantitative objectives established for
                              each employee
                           2. objectives reviewed by supervisor
                           3. payout will be determined by a combination of
                              Company EPS performance and individual performance against mutually agreed upon goals & objectives

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                             1998 SUNBEAM BONUS PLAN
                             Self Funding Structure

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EPS*                                    Available % of Target Bonus
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$1.89 or less                           0%
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$1.90 - $2.04                           75%
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$2.05 - $2.19                           85%
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$2.20 - $2.29                           100%
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$2.30 - $2.39                           120%
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$2.40 - $2.49                           140%
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$2.50 - $2.59                           160%
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$2.60 - $2.69                           180%
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$2.70 or more                           200%
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* Earnings per share (EPS): Basically, net sales minus total cost of doing business (overhead, materials, direct labor) equals operating profit. Operating profit minus taxes and debt expense equals net earnings. Net earnings divided by outstanding shares of stock equals EPS.

What does this mean to me? If our sales go up and/or if our expenses and debt are reduced, then earnings per share (and the value of Sunbeam stock) goes up.

EXAMPLES:

At the end of 1998, the EPS is $2.25. 100% of the target bonus is available for payout.

If the EPS is $1.75, then our minimum threshold is not reached and no bonuses will be paid.

If the EPS is $2.75, then the maximum 200% of target bonus will be available for payout.

Remember, once the Company performance has established the AVAILABLE bonus amount (e.g., 100% of target in our first example and 200% of target in our third example), your INDIVIDUAL bonus will be determined by your performance on your four (4) objectives.

All awards are discretionary and must be approved by the Operating Committee.